UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

PepperBall Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Note Extension Agreement and Warrants

Certain of the Company's previously issued secured and unsecured 10% notes that had a scheduled maturity date of December 31, 2010, have been amended by mutual agreement with the holders to a revised maturity date of December 31, 2012.  The notes were originally issued in 2009 to 2010 and included $1,530,000 in secured notes, subject to subordination agreements and $2,572,000 in unsecured notes.

As consideration for the extension of the Notes, warrants to purchase shares of the Company’s Common Stock, or at the option of the Investor shall be convertible into the Company’s Preferred Stock, no par value per share, at $0.05 per share will be issued.  The number of Warrants to purchase said Common Stock or Preferred Stock shall be equal to fifty percent of the amount of the Notes divided by $0.05.

As part of the note agreements and extension provisions for the investors who participated in the closing which was described in the Company's Form 8-K filed as of December 20, 2010, those investors, to the extent 1) that they where existing holders of the Company's 10% Notes and 2) they invested  in the December 20, 2010 Closing, had the conversion price of the existing prior Notes reduced to $.05 per common share for a amount equal to the level of their investment in the new Notes.

The description of the transaction set forth above is qualified in its entirety by reference to the Secured Note Extension Agreement, Unsecured Note Extension Agreement, and Warrant, forms of which are filed with this current report as Exhibits 10.1, 10.2,  and 10.3, respectively.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b).      Resignation of Officer.

Effective January 1, 2011 Jeffrey McGonegal resigned as Chief Financial Officer (principal financial officer) of PepperBall Technologies, Inc.

(c).      Appointment of Officer.

Effective January 1, 2011, Christin Lewis, age 46, was appointed to the position of Chief Financial Officer (principal financial officer) of PepperBall Technologies, Inc.

Ms. Lewis has more than 20 years of experience in financial reporting and accounting matters. Most recently she has served as Vice President of Finance for PepperBall Technologies, Inc. and over the past 10 years has been employed by PepperBall Technologies, Inc., serving in accounting and financial reporting roles for the Company and its predecessors.

Ms. Lewis graduated from San Diego State University with a Bachelor of Science in Business Administration with an Accounting emphasis.

As a result of this appointment there was no change in the compensation arrangements with Ms. Lewis.  There are no family relationships between Ms. Lewis and any director or other executive officer of the Company.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Secured Note Extension Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of December 30, 2010.
10.2	Unsecured Note Extension Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of December 30, 2010.
10.3	Form of Warrant by and among the Company and the investors identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: January 5, 2011	/s/ Christin Lewis
Christin Lewis
Chief Financial Officer